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                                                                     Exhibit 5.1

           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]

                                October 31, 1997


Patriot American Hospitality, Inc.
3030 LBJ Freeway, Suite 1500
Dallas, TX  75234

Patriot American Hospitality Operating Company
3030 LBJ Freeway, Suite 1500
Dallas, TX  75234

     Re:  Legality of Securities to be Registered
          under Registration Statement on Form S-3
          ----------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,681,793 additional shares of common stock, par value $.01 per share, of Patriot American Hospitality, Inc., a Delaware corporation (the "Corporation"), and 1,681,793 additional shares of common stock, par value $.01 per share, of Patriot American Hospitality Operating Company, a Delaware corporation (the "Operating Company" and, together with the Corporation, the "Companies"), which shares are paired and trade as a single unit (the "Registered Shares"), to be sold for the account of a certain stockholder of the Companies (the "Selling Stockholder").

     In connection with rendering this opinion, we have examined the Certificate of Incorporation of each of the Companies, as amended to the date hereof and on file with the Secretary of State of the State of Delaware, the Bylaws of each of the Companies, such records of the corporate proceedings of the Companies as we deemed material, the Registration Statement and the exhibits thereto, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon
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                          GOODWIN, PROCTER & HOAR LLP

Patriot American Hospitality, Inc.
Patriot American Hospitality Operating Company
October 31, 1997
Page 2


certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Companies or representatives or officers thereof.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Delaware General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Delaware.

     Based upon the foregoing, we are of the opinion that under the Delaware General Corporation Law, pursuant to which the Company was incorporated, the Registered Shares being registered for the account of the Selling Stockholder have been validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

                                           Very truly yours,



                                           /s/ GOODWIN, PROCTER & HOAR  LLP